UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 29, 2026
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
On May 29, 2026, Encompass Health Corporation (the “Company”) completed the issuance and sale of $500 million in aggregate principal amount of its 5.875% Senior Notes due 2034 (the “Notes”), along with the related guarantees of the Notes by certain of the Company’s subsidiaries (the “Guarantees”), in a private offering. The Notes were issued at par for net proceeds of approximately $491.2 million after deducting the initial purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the sale of the Notes, together with available cash on hand, to redeem at par $400 million of the $800 million in principal amount outstanding of the Company’s 4.500% senior notes due 2028, to repay $100 million of outstanding amounts under the Company’s revolving credit facility, and to pay certain related fees and expenses. The Notes were sold to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be resold by the initial purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.
The Notes were issued pursuant to an indenture, dated as of May 29, 2026 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and Computershare Trust Company, National Association, as trustee (“Computershare”). Computershare also serves as trustee under the indenture governing the Company’s 4.500% senior notes due 2028, 4.750% senior notes due 2030, and 4.625% senior notes due 2031.
The terms of the Notes are governed by the Indenture. The following is a brief description of the terms of the Notes and the Indenture.
Maturity, Interest and Interest Payment Dates
The Notes will mature on June 1, 2034. Interest on the Notes will accrue at the rate of 5.875% per annum and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 2026. Interest on the Notes accrues from May 29, 2026.
Redemption
As set forth in the Indenture, the Company may redeem some or all of the Notes (i) on and after June 1, 2029, at the redemption prices specified in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date, and (ii) prior to June 1, 2029, at a redemption price equal to 100% of the principal amount of the Notes plus a specified “make-whole” premium, plus accrued and unpaid interest to, but excluding, the redemption date. At any time prior to June 1, 2029, the Company may elect, on one or more occasions, to redeem up to 40% of the aggregate principal amount of the Notes from the net cash proceeds of certain equity offerings at a redemption price of 105.875% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, provided that at least 60% of the aggregate principal amount of the Notes (which includes any additional notes issued under the Indenture) remains outstanding immediately after each such redemption.
Guarantees
The Notes are jointly and severally guaranteed on a senior, unsecured basis by all of the Company’s existing and future subsidiaries that guarantee borrowings under the Company’s senior secured revolving credit agreement or other capital markets debt.
Ranking
The Notes and the Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively. The Notes and the Guarantees rank equal in right of payment to the current and future senior debt of the Company and the Guarantors and senior in right of payment to any current and future subordinated debt of the Company and the Guarantors. The Notes and the Guarantees are effectively subordinated to current and future secured debt and other secured obligations of the Company and the Guarantors, to the extent of the value of the assets securing such debt or other obligations. The Notes and the Guarantees are structurally subordinated to the liabilities of the Company’s non-Guarantor subsidiaries.
Covenants
The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to incur or permit to exist certain liens; enter into certain sale/leaseback transactions; or merge, consolidate, or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications.

Change of Control
Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase such holder’s Notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Events of Default
The Indenture also contains customary events of default, including (i) a default in the payment of interest on the Notes when due, continued for 30 days; (ii) a default in the payment of principal of (and premium, if any, on) the Notes when due at maturity, upon optional redemption, upon declaration of acceleration or otherwise, or a failure by the Company to purchase the Notes when required; (iii) covenant defaults; (iv) cross-defaults to certain indebtedness of the Company, the Guarantors or Significant Subsidiaries (as defined in the Indenture) exceeding $100 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any of the Guarantors or Significant Subsidiaries; (vi) certain judgments or decrees in excess of $100 million entered against the Company or any of the Guarantors or Significant Subsidiaries; and (vii) a Guarantee ceasing to be in full force and effect except in accordance with the Indenture.
The foregoing description of the Indenture and the Notes is summary in nature, is not intended to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of the Note, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits
4.1    Indenture, dated as of May 29, 2026, among Encompass Health Corporation, the subsidiary guarantors named therein and Computershare Trust Company, National Association, as trustee.
4.2    Form of 5.875% Senior Notes due 2034 (included in Exhibit 4.1).
104    Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Dated: June 1, 2026